Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-111310 on Form S-8 of our report dated March 2, 2006 (March 1, 2007 as to the effect of the restatement), relating to the financial statements of A.M.T. Advanced Metal Technologies Ltd. for the years ended December 31, 2005 and 2004 (not presented separately herein), appearing in the annual report on Form 20-F of Elron Electronic Industries Ltd for the year ended December 31, 2006.

/s/ Brightman Almagor & Co.

Certified Public Accountants
A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
June 25, 2007